Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

COVETRUS, INC.

(the “Corporation”)

Effective as of February 6, 2019

ARTICLE I.

OFFICES

A registered office shall be established and maintained in the State of Delaware as required by applicable law. The Corporation may have an office or offices, either within or without the State of Delaware, at such other place or places as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders of the Corporation shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Amended and Restated By-Laws (the “By-Laws”), the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), the Delaware General Corporation Law, as amended (the “DGCL”), and other applicable law. The time, place (whether within or without the State of Delaware or held over the Internet or other electronic technology in the manner provided herein) and date (which date shall not be a legal holiday in the place where the meeting is to be held and if held over the Internet or other electronic technology, such date shall not be a federal holiday) of the annual meeting of stockholders shall be designated, from time to time, by (i) resolution of the Board of Directors adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption (such total number of authorized directors being hereinafter referred to as the “Entire Board”), (ii) resolution of a committee of the Board of Directors duly authorized by the affirmative vote of a majority of the Entire Board, or (iii) the Chairman, if delegated that authority by a resolution of the Board of Directors adopted by a majority of the Entire Board, and which shall be stated in the notice of the annual meeting of stockholders or in a waiver of notice of such annual meeting. Any previously scheduled annual meeting of stockholders may be postponed, rescheduled or canceled by (a) the Entire Board, (b) the relevant committee of the Board of Directors (duly authorized by the affirmative vote of a majority of the Entire Board), or (c) the Chairman (if delegated that authority by a resolution of the Board of Directors adopted by a majority of the Entire Board), as applicable, in the same manner as is required to fix the original date and time of the annual meeting. The Entire Board or (A) the relevant committee of the Board of Directors (if so duly authorized by the affirmative vote of a majority of the Entire Board), or (B) the Chairman (if so delegated that authority by a resolution of the Board of Directors adopted by a majority of the Entire Board) may, in its sole discretion, determine that an annual meeting of stockholders shall not be held at any place, but shall instead be held solely by means of the Internet or other electronic technology pursuant to which the stockholders shall have a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with their occurrence.

Section 2. Voting. Except as otherwise required by the Restated Certificate of Incorporation or as may be provided with respect to any series of Preferred Stock, each stockholder entitled to vote at a meeting shall be entitled to one vote for each share of stock held by such stockholder. A stockholder may vote in person or by proxy; provided, however, that no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event no later than the time designated in the order of business for so delivering such proxies. Except as provided in Article III, Section 4 with respect to vacancies, directors shall be elected to the Board of Directors in accordance with Article III, Section 1 of these By-Laws. All other action shall be authorized by the affirmative vote of holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon, present in person or represented by proxy, unless a different or minimum vote is required by the Restated Certificate of Incorporation or as may be provided with respect to any series of Preferred Stock, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 3. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting, arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder shall be kept available as required by the DGCL, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) calendar days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list may be made available (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is required by applicable law to be less than ten (10) calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) calendar day before such meeting date. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger or the list required by this Section 3 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

Section 4. Quorum. Except as otherwise required by applicable law or by the Restated Certificate of Incorporation, the holders of a majority in voting power of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, holders of a majority in voting power of the shares of any such class or series of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum of such class or series. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 5. Adjournments. Except as otherwise required by applicable law, whether or not a quorum is present at any meeting, the Presiding Officer (as defined herein) or holders of a majority in voting power of the shares of capital stock of the Corporation, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement of the time and place of the adjourned meeting at the meeting at which an adjournment is taken; provided that notice shall be required if the adjournment is for more than thirty (30) calendar days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is set for the meeting.

Section 6. Special Meetings.

(a) Except as otherwise required by applicable law or the Restated Certificate of Incorporation, and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders for any purpose or purposes may only be called by the chairman of the Board of Directors (the “Chairman”), the chief executive officer of the Corporation (the “Chief Executive Officer”), the lead outside director of the Board of Directors (the “Lead Outside Director”) or by resolution adopted by the affirmative vote of a majority of the Entire Board and may not be called by any other person or persons.

(b) At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. To be properly brought before a special meeting of stockholders, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the special meeting of stockholders, by or at the direction of the Board of Directors, or (iii) with respect to the election of directors, provided that the Board of Directors has called a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, by any stockholder of the Company Present in Person who complies in all respects with the advance notice and other requirements set forth in Section 2(c) of Article III and elsewhere in these By-Laws relating to bringing director nominations before a special meeting of stockholders.

(c) A special meeting of stockholders may be held at such date, time and place, within or without the State of Delaware (or remotely), as may be designated by resolution adopted by the affirmative vote of a majority of the Entire Board. In fixing a date, time and place, if any, for any special meeting of stockholders, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual or special meeting of stockholders. Any previously scheduled special meeting of stockholders may be postponed, rescheduled or canceled by the affirmative vote of a majority of the Entire Board.

Section 7. Notice of Meetings; Waivers.

(a) Written notice, including by electronic transmission in the manner provided by the DGCL, stating the place (or, if applicable, that the meeting will be held remotely), date and time of any meeting of stockholders, and, in the case of a special meeting of stockholders, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, except as otherwise required by applicable law, the Restated Certificate of Incorporation or these By-Laws. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and, if mailed, any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by applicable law.

(b) Whenever any notice whatsoever is required to be given to stockholders under the provisions of any law, or pursuant to the Restated Certificate of Incorporation or these By-Laws, a waiver thereof, given by the stockholder or stockholders entitled to said notice in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any annual or special meeting of stockholders need be specified in any waiver of notice.

Section 8. Advance Notice of Business to Be Presented at Annual Meetings.

(a) Except as otherwise provided by applicable law, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting in accordance with the provisions of the Restated Certificate of Incorporation, these By-Laws, the DGCL and other applicable law. In order to be properly brought before an annual meeting of stockholders, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors (or any committee thereof duly authorized by the affirmative vote of a majority of the Entire Board), (ii) brought before the meeting at the direction of the Board of Directors, any committee thereof duly authorized by the affirmative vote of a majority of the Entire Board, or the Presiding Officer if delegated that authority by a resolution of the Board of Directors adopted by an affirmative vote of a majority of the Entire Board, or (iii) brought before the meeting by any stockholder of the Corporation Present in Person (as defined below) who (A) is a stockholder of record of stock of the Corporation on the date of the delivery of the notice provided for in this Section 8, (B) is entitled to vote at the meeting, and (C) complies with all applicable requirements set forth in this Section 8.

(b) Except with respect to proposed nominations of persons for election to the Board of Directors, which must be made in compliance with the provisions of Section 2 of Article III and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the U.S. Securities and Exchange Commission’s (“SEC”) Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board of Directors (or any committee thereof duly authorized by the affirmative vote of a majority of the Entire Board) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, Section 8(a)(iii) of this Article II shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.

(c) In addition to the other requirements set forth in this Section 8, for any proposal of business to be properly brought before an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these By-Laws, the Restated Certificate of Incorporation, the DGCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board of Directors under these By-Laws, the Restated Certificate of Incorporation, the DGCL or other applicable law.

(d) Nothing in this Sections 8 shall be deemed to give any stockholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act, including pursuant to Rule 14a-8 under the Exchange Act (or any successor rule), or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation and nothing in this Section 8 shall be deemed to affect such rights.

(e) In addition to any other applicable requirements, for business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 8(a)(iii) of this Article II, such stockholder must (i) have given Timely Notice (as defined below) thereof in proper written form to the secretary of the Corporation (the “Secretary”) containing the information as required to be set forth by this Section 8 (the “Proposal Notice”), and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 8. To be timely, a Proposal Notice or Nominating Notice (as defined in Section 2(b) of Article III) shall be delivered personally, or mailed to, the Secretary at the principal executive offices of the Corporation and received not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date of the preceding calendar year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced by more than thirty (30) calendar days or delayed by more than sixty (60) calendar days from the anniversary of the preceding calendar year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding calendar year, the Proposal Notice or Nominating Notice to be timely must be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one-hundred twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual meeting or (ii) the tenth (10th) calendar day following the day on which notice of the date of such meeting was mailed or on which public disclosure (as defined below) of the date of such meeting is first made by the Corporation, whichever first occurs (such notice that is provided within such time periods, a “Timely Notice”). For purposes of these By-Laws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment, postponement or recess of an annual meeting of stockholders or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above.

(f) To be in proper written form, the Proposal Notice must set forth:

(i) the name and record address of each stockholder proposing to bring business before the annual meeting of stockholders (each, a “Proponent”), as they appear on the Corporation’s books;

(ii) the name and address of each Stockholder Associated Person (as defined below);

(iii) as to each Proponent and each Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent or Stockholder Associated Person, (B) a description in reasonable detail of any agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting of stockholders by the Proponent, between or among any Proponent or any Stockholder Associated Person and any other person or entity (naming each person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed by such Proponent or Stockholder Associated Person pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Stockholder Associated Person), (C) a description in reasonable detail of any plans or proposals of such Proponent or Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Stockholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings, (D) a description in reasonable detail of any agreement, arrangement or understanding, written or oral, (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the notice by, or on behalf of, any Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship between any Proponent or any Stockholder Associated Person and any other person or entity (naming each such person or entity) pursuant to which such Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, and (F) a description in reasonable detail of any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 8(f)(i) to (iii) of this Article II is referred to herein as “Stockholder Information”;

(iv) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to be Present in Person at the annual meeting to propose such proposed business;

(v) as to each item of business such Proponent proposes to bring before the annual meeting of stockholders, (A) a description in reasonable detail of such business, (B) the complete text of the proposal (including the complete text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws or the Restated Certificate of Incorporation, the language of the proposed amendment), and (C) a description in reasonable detail of the reasons for conducting such business at the annual meeting of stockholders;

(vi) any material interest of any Proponent and any Stockholder Associated Person in such proposed business;

(vii) a representation as to whether the Proponent(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such proposed business or (B) otherwise to solicit proxies from stockholders in support of such proposed business;

(viii) all other information relating to the proposal of such business that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent(s) or Stockholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act (or any successor of such section); and

(ix) a representation that each Proponent shall provide any other information reasonably requested by the Corporation in the form and manner, and within the time period, reasonably requested by the Corporation.

(g) A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 8 shall be true, correct and complete in all respects not only as of the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting of stockholders, and such update and supplement shall be received by the Secretary not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the announced date of the meeting at which such proposals contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 8 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 8 when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 8.

(h) The Presiding Officer shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting, that the proposed business was not properly brought before the meeting in accordance with the procedures set forth in this Section 8, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(i) A Proponent, by delivering a Proposal Notice to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Proponent acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements.

(j) If the Proponent proposing such business (or a qualified representative (as defined below) thereof) is not Present in Person at the annual meeting of stockholders to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting of stockholders if (i) such stockholder takes action contrary to the representations made in the Proposal Notice applicable to such business, (ii) when submitted to the Corporation prior to the Proposal Notice Deadline, the Proposal Notice applicable to such business contained information submitted pursuant to this Section 8 that was not true, correct or complete in all respects, an untrue statement of a fact or an omission to state a fact necessary to make the statements therein not misleading, or (iii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated in accordance with these By-Laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects and not contain any false or misleading statements.

(k) A Proponent, by delivering a Proposal Notice to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation nor the Board of Directors shall be restricted, in any manner, from publicly disclosing or using any of the information contained in the Proposal Notice.

(l) Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation or filed with the SEC, a stockholder must separately comply with this Section 8 to propose business at any annual meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, the stockholder is nevertheless still required to comply with this Section 8 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary that complies in all respects with the requirements of this Section 8.

(m) Nothing in this Section 8 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Restated Certificate of Incorporation or as may be provided with respect to any such series of Preferred Stock.

Section 9. Organization of Stockholders’ Meetings. The Chairman shall act as chairman of, and preside over, all meetings of stockholders (the “Presiding Officer”). In the absence of, or in case of a vacancy in the office of, the Chairman, the Lead Outside Director, or in his or her absence, such officer as the Board of Directors shall from time to time designate by a resolution of the Board of Directors adopted by a majority of the Entire Board, shall act as the Presiding Officer. The Secretary shall act as secretary at all meetings of the stockholders and in the Secretary’s absence, the Presiding Officer may appoint a secretary.

Section 10. Stockholders Record Date for Meetings and Entitlement to Rights.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) calendar days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 11. Conduct of Meeting.

(a) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Presiding Officer. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to adopt, or in the absence of the Board of Directors doing so, the Presiding Officer shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem necessary or appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Presiding Officer shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Presiding Officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Presiding Officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the Board of Directors or the Presiding Officer; (viii) complying with any state and local laws and regulations concerning safety and security; (ix) restricting use of audio or video recording devices at the meeting; and (x) taking such other action as, in the discretion of the Presiding Officer, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.

(b) The Presiding Officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Presiding Officer should so determine, the Presiding Officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

(c) Unless and to the extent determined by the Board of Directors or the Presiding Officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Presiding Officer shall also rule on the precedence of, and procedure on, motions and other procedural matters.

Section 12. Inspectors. The Presiding Officer shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by applicable law or specified by the Presiding Officer. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

Section 13. Certain Definitions.

(a) A person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(b) “Close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

(c) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Present in Person” shall mean that the Proponent or Nominating Stockholder, or a qualified representative of such Proponent or Nominating Stockholder, appears in person at the applicable meeting of stockholders (unless such meeting is held by means of the Internet or other electronic technology in which case the Proponent or Nominating Stockholder or its qualified representative shall be present at such meeting of stockholders by means of the Internet or other electronic technology).

(e) A “public disclosure” or its corollary “publicly disclosed” shall mean disclosure by the Corporation in (i) a document publicly filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) a press release issued by the Corporation and distributed through the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire or press release distribution service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(f) A “qualified representative” of any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder (including, as applicable, a Proponent or a Nominating Stockholder) or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the Presiding Officer) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

(g) “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder, (ii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Stockholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, (iii) each person who is disclosed as a member of a “group” with any such Proponent or Nominating Stockholder or beneficial owner in a Schedule 13D or an amendment thereto filed with the SEC relating to the equity securities of the Corporation, and (iv) any person that directly, or indirectly through one or more intermediaries, is Acting in Concert with such Proponent or Nominating Stockholder or a Stockholder Associated Person of such Proponent or Nominating Stockholder.

ARTICLE III.

DIRECTORS

Section 1. Number and Term.

(a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. Subject to the provisions of the Restated Certificate of Incorporation, the number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors adopted by the affirmative vote of two-thirds of the members of the Entire Board. The terms of office of directors shall be governed by the Restated Certificate of Incorporation.

(b) Except as provided in Section 4 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Section 1(b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. For purposes of this Section 1(b), abstentions and broker non-votes shall not be deemed votes cast either “for” or “against” that director’s election. Notwithstanding the foregoing, in the event of a Contested Election (as defined below) of directors, directors shall be elected by the vote of a plurality of the votes cast in person or by proxy at any meeting for the election of directors at which a quorum is present. An election of directors shall be considered a “Contested Election” if the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary, based on whether one or more Nominating Notices were timely delivered to or mailed to and received by the Secretary in compliance with Section 2 of Article III (provided that the determination that an election is a “Contested Election” shall not prejudice the ability of the Corporation to challenge whether a Nominating Notice has been submitted in accordance with these By-Laws). If, prior to the time the Corporation files with the SEC its initial definitive proxy statement in connection with such election of directors, one or more Nominating Notices are withdrawn such that the number of nominees for election as director no longer exceeds the number of directors to be elected at the stockholders’ meeting, then regardless of whether or not such proxy statement is thereafter revised or supplemented, such election of directors shall not be considered a contested election.

(c) If a nominee for director is not elected and the nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors (unless an irrevocable and executed letter of resignation has already been tendered pursuant to Article III, Section 2(e)(v)), subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make a public announcement of its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation.

(d) If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 4 of this Article III or may decrease the size of the Board of Directors pursuant to the provisions of this Section and the Restated Certificate of Incorporation.

(e) Subject to the provisions of the Restated Certificate of Incorporation, including Paragraph C of Article FIFTH thereof, the directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders of the Corporation.

Section 2. Advance Notices of Nominations to Be Presented.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, nominations of any person for election to the Board of Directors at an annual or special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting of stockholders in accordance with these By-Laws) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons duly authorized to do so by the affirmative vote of a majority of the Entire Board or these By-Laws (including, without limitation, by making reference to the nominees in the proxy statement delivered to the Corporation’s stockholders on behalf of the Board of Directors), or (ii) by a stockholder of the Corporation Present in Person who (A) is a stockholder of record of stock of the Corporation on the date of the delivery of the notice provided for in this Section 2, (B) is entitled to vote at the meeting, and (C) complies with all applicable notice procedures and requirements set forth in this Section 2. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors at a stockholders’ meeting. If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of the stockholders, such stockholder’s right to make an advance notice of nomination pursuant to this Section 2 shall be limited to such class or category of directors.

(b) Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board of Directors at an annual meeting of stockholders, such stockholder must (i) provide Timely Notice (as defined in Section 8(e) of Article II) thereof in proper written form to the Secretary containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board of Directors as required to be set forth by this Section 2 (collectively, the “Nominating Notice”), and (ii) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this Section 2.

(c) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of stockholders, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting of stockholders, the stockholder must (i) provide timely notice thereof in proper written form to the Secretary containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board of Directors as required by this Section 2, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2. To be timely, a stockholder’s notice for nominations to be made at a special meeting of stockholders shall be delivered personally or mailed to the Secretary at the principal executive offices of the Corporation and received not earlier than the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) calendar day prior to such special meeting or (y) the tenth (10th) calendar day following the day on which notice of the date of such special meeting was mailed or on which public disclosure of the date of such special meeting was first made by the Corporation, whichever first occurs.

(d) In no event shall any adjournment or postponement of an annual meeting of stockholders or special meeting of stockholders or the public disclosure thereof commence a new time period for the giving of a Nominating Notice as described above. For purposes of these By-Laws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice in accordance with the provisions of this Section 2.

(e) To be in proper written form, a Nominating Notice shall set forth:

(i) the Stockholder Information with respect to each stockholder nominating persons for election to the Board of Directors (each, a “Nominating Stockholder”) and each Stockholder Associated Person;

(ii) a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to be Present in Person at the meeting to propose such nomination;

(iii) all information regarding each Nominating Stockholder, each person whom the Nominating Stockholder proposes to nominate for election or re-election as a director (each, a “Stockholder Nominee”) and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Stockholder with the SEC in connection with a contested solicitation of proxies subject to Section 14 of the Exchange Act;

(iv) As to each Stockholder Nominee, (A) all information that would be required to be set forth in a Nominating Notice pursuant to this Section 2 if such Stockholder Nominee was a Nominating Stockholder; (B) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Stockholder Nominee had been proposed as a candidate for election to a board of directors by a Nominating Stockholder; (C) a description in reasonable detail of any and all other agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Stockholder Nominee and any person or entity (naming such person or entity) in connection with such Stockholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board of Directors; (D) to the extent that such Stockholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (E) to the extent that such Stockholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (F) to the extent that such Stockholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Stockholder Nominee’s current or past profession or an industry that the Stockholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor; and (G) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Stockholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed candidate committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(v) (A) each Stockholder Nominee’s written consent to being named in the proxy statement of the Nominating Stockholder as a nominee of the Nominating Stockholder and to serving as a director of the Corporation if elected; (B) a written questionnaire completed and signed by each Stockholder Nominee with respect to the background, qualifications and independence of such Stockholder Nominee and any other information of the Stockholder Nominee reasonably requested by the Corporation (in the form provided by the Secretary upon written request); and (C) each Stockholder Nominee’s written representation and agreement (in the form provided by the Secretary upon written request), (w) that such person is not a party to any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance (written or oral) to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been expressly disclosed in writing to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (x) that such person is not a party to any agreement, arrangement, or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been expressly disclosed in writing to the Corporation, (y) that such person is not a party to any agreement, arrangement or understanding (written or oral) with any person or entity, that contemplates such person resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such person was elected, and has not given any commitment or assurance (written or oral) to any person or entity that such person intends to, or if asked by such person or entity would, resign as a member of the Board of Directors prior to the end of the conclusion of the term of office to which such person was elected, except as expressly disclosed in writing to the Corporation, and (z) that in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed policies, codes or guidelines of the Corporation with respect to ethics and/or business conduct, corporate governance, conflicts of interest, confidentiality, public disclosure, hedging and pledging relating to the Corporation’s securities, and stock ownership and stock trading, and any other policies, codes and guidelines of the Corporation applicable to Corporation directors; and (D) for each Stockholder Nominee who is not a member of the Board of Directors at the time of his or her nomination, such Stockholder Nominee’s irrevocable and executed letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and upon acceptance of such resignation by the Board of Directors;

(vi) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other monetary agreements, arrangements and understandings (written or oral) during the past three years, and any other relationships, between or among any Nominating Stockholder, Stockholder Associated Person or others Acting in Concert therewith, including, but not limited to, all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if the Nominating Stockholder, Stockholder Associated Person or any person Acting in Concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(vii) a representation as to whether the Nominating Stockholder(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;

(viii) all other information that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Nominating Stockholder(s) or Stockholder Associated Person(s) are participants in a solicitation subject to Section 14 of the Exchange Act (or any such successor of such section); and

(ix) a representation that each Nominating Stockholder shall provide any other information reasonably requested by the Corporation in the form and manner, and within the time period, reasonably requested by the Corporation.

(f) A Nominating Stockholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true, correct and complete in all respects not only as of the Nominating Notice Deadline but also at all times thereafter and prior to the stockholders’ meeting, and such update and supplement shall be received by the Secretary not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the meeting at which such proposed nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 2 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 2 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 2.

(g) The Presiding Officer shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting, that the proposed nomination was not made in accordance with the procedures set forth in this Section 2, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(h) A Nominating Stockholder, by delivering a Nominating Notice to the Corporation, represents and warrants that all information contained therein, as of the Nominating Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Nominating Stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements.

(i) If the Nominating Stockholder (or a qualified representative thereof) is not Present in Person at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, a proposed nomination to be brought by a Nominating Stockholder may not be brought before a stockholders’ meeting if (i) such stockholder takes action contrary to the representations made in the Nominating Notice applicable to such proposed nomination, (ii) when submitted to the Corporation prior to the Nominating Notice Deadline, the Nominating Notice applicable to such nomination contained information submitted pursuant to this Section 2 that was not true, correct or complete in all respects, an untrue statement of a fact or an omission to state a fact necessary to make the statements therein not misleading, or (iii) after being submitted to the Corporation, the Nominating Notice applicable to such nomination was not updated in accordance with these By-Laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects and not contain any false or misleading statements.

(j) A Nominating Stockholder, by delivering a Nominating Notice to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation nor the Board of Directors shall be restricted, in any manner, from publicly disclosing or using any of the information contained in the Nominating Notice.

(k) Notwithstanding any notice of a stockholders’ meeting or proxy statement sent to stockholders on behalf of the Corporation or filed with the SEC by the Corporation, a stockholder must separately comply with this Section 2 to propose director candidates at any stockholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary prior to the Nominating Notice Deadline that complies in all respects with the requirements of this Section 2.

(l) Nothing in this Section 2 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Restated Certificate of Incorporation or as may be provided with respect to any such series of Preferred Stock.

Section 3. Resignations. Any director may resign at any time by delivering notice of his or her resignation in writing or by electronic transmission to the president of the Corporation (the “President”), the Secretary, the Board of Directors or any committee to which the Board of Directors has delegated the authority to accept resignations. Such notice of resignation shall specify whether it will be effective at a particular time and if no time be specified, such notice shall be effective at the time of its receipt by the President, the Secretary, the Board of Directors or any committee to which the Board of Directors has delegated the authority to accept resignations. The acceptance of a resignation shall not be necessary to make it effective unless such resignation provides otherwise.

Section 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the number of directors and any other vacancies on the Board of Directors, whether resulting from death, disability, resignation, disqualification, removal or any other circumstances, shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class such director is elected to, if applicable, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 5. Removal. Directors of the Corporation may be removed in accordance with the Restated Certificate of Incorporation.

Section 6. Powers. The Board of Directors may exercise all of the powers of the Corporation and do all such lawful acts and things except such as are by applicable law or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 7. Chairman. The Chairman may be either an employee or non-employee of the Corporation and shall not be required to qualify as an “independent” director under any applicable definition of “independent” director. The individual serving in the position of Chairman as of February 7, 2019 shall serve in such position until the election of directors at the Corporation’s 2022 annual meeting of stockholders and until his or her respective successor shall have been duly elected by the Entire Board and qualified or until his or her earlier death, resignation or removal. Until the election of the directors at the Corporation’s 2022 annual meeting of stockholders, the Chairman may only be removed by the affirmative vote of two-thirds of the members of the Entire Board and the Chairman of the Board’s successor may only be elected by the affirmative vote of two-thirds of the members of the Entire Board. Following the election of directors at the Corporation’s 2022 annual meeting of stockholders, the Chairman shall be elected annually by the affirmative vote of a majority of the Entire Board from among its members and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 8. Lead Outside Director. The Lead Outside Director, which position cannot be held by the same person serving as Chairman, shall be required to qualify as an “independent” director in accordance with the listing standards of the principal United States stock exchange upon which the shares of the Corporation are listed. In the absence or incapacity of the Chairman, the Lead Outside Director shall preside at all meetings of the Board of Directors and of the stockholders and perform all other duties and functions and exercise all the powers of the Chairman. The Lead Outside Director shall serve as the chairperson of the Nominating and Governance Committee. The individual serving in the position of Lead Outside Director as of February 7, 2019 shall serve in such position until the election of directors at the Corporation’s 2022 annual meeting of stockholders and until his or her respective successor shall have been duly elected by the Entire Board and qualified or until his or her earlier death, resignation or removal. Until the election of the directors at the Corporation’s 2022 annual meeting of stockholders, the Lead Outside Director may only be removed by the affirmative vote of two-thirds of the members of the Entire Board and the Lead Outside Director’s successor may only be elected by the affirmative vote of two-thirds of the members of the Entire Board. Following the election of directors at the Corporation’s 2022 annual meeting of stockholders, the Lead Outside Director shall be elected annually by the affirmative vote of a majority of the Entire Board from among its members and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 9. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-Laws.

Section 10. Meetings.

(a) Regular meetings of the Board of Directors shall be held at such times and places, or by means of remote communication, as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given.

(b) Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Lead Outside Director or by the Secretary upon the written request of any two directors, and shall be held at such place (or remotely), on such date and at such time as he, she or they, as applicable, shall fix. Notice of each special meeting of the Board of Directors shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least forty-eight (48) hours before the meeting is to be held or shall be sent to such director at such place by email, telecopy or other form of electronic transmission, or be given personally or by telephone, not later than twenty-four (24) hours before the meeting is to be held. Every such notice shall state the time and place (or, if applicable, that the meeting will be held remotely) but need not state the purpose of the meeting. A waiver, given by the director in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any waiver of notice.

(c) Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Quorum and Voting. Except as otherwise required by applicable law, by the Restated Certificate of Incorporation or by these By-Laws, a majority of the Entire Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting at which an adjournment is taken. Except as otherwise required by applicable law, by the Restated Certificate of Incorporation or by these By-Laws, any action required to be taken by the Board of Directors shall be authorized by a vote of a majority of the directors present at any meeting at which a quorum is present.

Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a consent in writing or by electronic transmission thereto is signed or given by all members of the Board of Directors or of such committee, as the case may be, and such written consent or consents and such electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13. Compensation of Directors. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors and of any committees of the Board of Directors, in the form of cash or equity of the Corporation or other compensation, or any combination thereof, as the Board of Directors (or any committee thereof duly authorized by the affirmative vote of a majority of the Entire Board) shall from time to time by resolution approve. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 14. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Restated Certificate of Incorporation or these By-Laws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

ARTICLE IV.

OFFICERS

Section 1. Officers. The officers of the Corporation shall include the Chief Executive Officer, the chief financial officer of the Corporation (the “Chief Financial Officer”), the President, the Secretary, and the Treasurer and such other officers, including one or more Vice Presidents and Assistant Secretaries and Assistant Treasurers, as the Board of Directors may from time to time deem necessary, each of whom shall have such titles, duties, powers and functions as provided in these By-Laws and as may be determined from time to time by resolution of the Board of Directors. More than one office may be held by the same person and one person may hold the offices and perform the duties of any two or more of said officers. None of the officers of the Corporation need be directors.

Section 2. Election and Term of Office. Each officer shall be elected by the Board of Directors to hold office for such term as may be prescribed by the Board of Directors and until his or her successor shall be elected and qualified, or until such officer’s earlier death, resignation or removal from office. Any officer elected by the Board of Directors (other than the Chief Executive Officer and the Chief Financial Officer) may be removed at any time, with or without cause, by the vote of a majority of the Board of Directors, by the Chief Executive Officer, or by any other superior officer upon whom such power may be conferred by the Board of Directors; provided, that the Chief Executive Officer and the Chief Financial Officer may only be removed at any time, with or without cause, by the vote of a majority of the Board of Directors.

Section 3. Resignations. Any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer or the Secretary. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless such resignation provides otherwise.

Section 4. Vacancies. In the event of the resignation, removal or other displacement from office of an officer elected by the Board of Directors, the Board of Directors, in its sole discretion, may elect a successor to fill the unexpired term.

Section 5. Chief Executive Officer. The Chief Executive Officer shall have, in addition to the powers and duties applicable to his or her office set forth in this Section 5, general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall also have such other powers and duties incident to the designated position of Chief Executive Officer as the Board of Directors may from time to time by resolution determine.

Section 6. President. The President shall have general direction over the day-to-day business of the Corporation, subject to the control and direction of the Board of Directors. The President shall also have such other powers and perform such other duties required by applicable law or by these By-Laws or as the Board of Directors may from time to time determine.

Section 7. Other Officers. Each of the Corporation’s other officers shall have such powers and perform such duties pertaining to his or her office as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer or be delegated to him or her by his or her superior officer or as may be required by applicable law, by these By-Laws or by the Corporation’s Restated Certificate of Incorporation.

Section 8. Additional Matters. The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors or appointed by any duly elected officer or assistant officer authorized by the Board of Directors to appoint such person.

ARTICLE V.

CAPITAL STOCK

Section 1. Certificate of Stock and Uncertificated Stock.

(a) The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock or shall be represented by certificates in such form as shall be approved by the Board of Directors, or a combination of both. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a notice in accordance with Section 151(f) of the DGCL. To the extent that shares are represented by certificates, the certificates shall be signed by any two authorized officers of the Corporation, including, without limitation, the Chairman, and, if they be elected, the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the stockholder in the Corporation.

(b) A facsimile of the seal of the Corporation and of the signatures of the officers named in this Section may be used in connection with the certificates of shares of stock of the Corporation. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

(c) The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or registrar or by any other officer or agent designated by the Board of Directors.

Section 2. Registered Stockholders and Addresses of Stockholders.

(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote as such owner and for all purposes as regards the Corporation, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

(b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

Section 3. Lost Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates, if any, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates, if any, shall thereupon be issued; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Any transfer of stock shall require that the stock certificate, if any, be duly executed for transfer or shall require the delivery of a duly executed stock transfer power or other instrument or direction of transfer with respect to either certificated or uncertificated shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5. Dividends. Subject to the provisions of the Restated Certificate of Incorporation and the rights of the holders of any outstanding series of Preferred Stock, the Board of Directors may, out of funds legally available therefor at any regular or special meeting of the Board of Directors, declare dividends upon the shares of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE VI.

MISCELLANEOUS

Section 1. Seal. The Board of Directors shall approve a suitable corporate seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. If the Board of Directors makes no determination to the contrary, the fiscal year of the Corporation shall end on the 31st day of December in each year.

Section 3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors

Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by the Board of Directors, the Chief Executive Officer or Chief Financial Officer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power or power of substitution, at any meeting of stockholders or stockholders of any other corporation, entity or organization, any of whose securities or interests are held by the Corporation.

Section 5. Transfer Agents and Registrars. The Board of Directors by resolution may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6. Subject to Law and the Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-Laws, whether or not explicitly so qualified, are qualified by the provisions of the Restated Certificate of Incorporation and applicable laws.

Section 7. Severability. If any provision of these By-Laws is determined to be illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

ARTICLE VII.

AMENDMENTS

These By-Laws may be amended or repealed and any By-Laws may be adopted (i) by the affirmative vote of holders of at least two-thirds of the voting power of the shares of the capital stock of the Corporation entitled to vote at any annual meeting of stockholders or at any special meeting of stockholders if, in addition to any other notice or requirements contained herein or pursuant to the DGCL, the Exchange Act and other applicable law or regulation, notice of the proposed amendment or repeal, or the By-Law or By-Laws to be adopted, is contained in or accompanies the notice of such annual or special meeting of stockholders, or (ii) by the affirmative vote of at least a majority of the Entire Board at any valid regular meeting of the Board of Directors or at any valid special meeting of the Board of Directors if, in addition to any other notice or requirements contained herein or pursuant to the DGCL and other applicable law or regulation, notice of the proposed amendment or repeal, or the By-Law or By-Laws to be adopted, is contained in or accompanies the notice of such regular or special meeting of the Board of Directors, which notice shall also include, or be accompanied by, the text of any resolution calling for any such amendment, repeal or adoption and the text of any proposed amendment or By-Law or By-Laws to be adopted; provided, that, notwithstanding anything to the contrary contained in these By-Laws and subject to the right of stockholders to amend, repeal or adopt By-Laws in the foregoing clause (i), no provision of Article III, Section 1(a) of these By-Laws and, until the election of directors at the 2022 annual meeting of stockholders, no provision of Article III, Section 7 and Article III, Section 8 of these By-Laws, may be amended, altered or repealed in any respect, nor may any provision or By-law inconsistent therewith be adopted, unless such amendment, alteration, repeal or adoption is approved by the affirmative vote of two-thirds of the members of the Entire Board.

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